For Immediate Release
For additional information contact:
Rick Black, 713-329-6808

Luby’s Announces Fourth Quarter & Fiscal 2007 Results
- Increased Income from Operations in both Fourth Quarter & Fiscal Year -
- Reports Initial Success of New Prototype Restaurant -
- Reaffirms Five Year Growth Plan to Build 45 to 50 New Stores -

HOUSTON, TX – October 18, 2007– Luby’s, Inc. (NYSE: LUB) today announced unaudited financial results for the fourth quarter and fiscal 2007, which ended on August 29, 2007.

Fourth Quarter Highlights:
•	Income from operations increased 6.8 percent in the fourth quarter fiscal 2007 compared to the same quarter last year
•	Opened new prototype restaurant in Cypress, Texas on August 17th; the first new Luby’s in seven years
•
New restaurant is outperforming the system average and is on pace to generate an annual unit volume (AUV) in excess of $3.25 million, an increase of 30 percent, compared to the system AUV of $2.5 million

•	Same-store sales declined 2.0 percent in the fourth quarter, in line with management’s prior guidance
•	Opened new dining facility at Baylor College of Medicine
•	Announced five year growth plan on July 19, 2007

“During the fourth quarter Luby’s made significant progress toward our stated strategic growth plan with the openings of both our first new prototype restaurant, and the new Baylor College of Medicine dining facility that we helped design, develop and now operate in the Texas Medical Center,” said Chris Pappas, President and CEO.

“We believe our new prototype restaurant is the next generation of cafeteria, and it immediately positions Luby’s into the growing ‘fast casual’ dining category. With an upscale design, both inside and outside the building, along with operational improvements that we have engineered into the building, we are confident that we can grow the company by building this new prototype and achieving greater returns than our current per unit system averages. The initial feedback from customers and investors is positive, and our early results confirm these views. The Baylor facility has also been well received by customers and is performing in line with our expectations. We began the year with one culinary contract account and grew that business to eight accounts at year end. By executing our growth plan to build new units, invest in existing units and grow our culinary contract business, we are confident we will continue to enhance value for our shareholders,” added Mr. Pappas.

“Same-store sales in the fourth quarter declined 2.0 percent compared to the fourth quarter last year, which was in line with the outlook we provided in our third quarter press release. The macro environment for restaurant companies remained challenging during the fourth quarter with continued pressure on customer traffic primarily due to higher gasoline prices and increased pressure on discretionary income. Despite these challenges, our hard-working and dedicated management team and employees were able to maintain margins, and we believe that Luby’s will be solidly positioned when market conditions improve,” said Mr. Pappas.

Total sales in the fourth quarter fiscal 2007 decreased $0.8 million to $98.3 million, compared to $99.1 million in the fourth quarter fiscal 2006. Same-store sales declined $1.9 million, or 2.0 percent, due to declines in guest traffic partially offset by higher menu prices and favorable menu mix. The decline in total sales was partially offset by food service sales from our new culinary services business.

Net income from continuing operations for the fourth quarter fiscal 2007 was $3.3 million, or $0.12 per diluted share compared to fourth quarter fiscal 2006 net income of $7.6 million, or $0.28 per diluted share, which included $2.1 million income tax benefit and $1.1 million pre-tax expense benefit reported in other operating expenses from an insurance recovery, or $0.11 per diluted share.

Income from operations increased to $5.3 million in the fourth quarter fiscal 2007, or 6.8 percent, compared to $4.9 million in the same quarter last year.

Food costs in the fourth quarter were 27.1 percent of restaurant sales, an increase of 1.0 percent, compared to the same quarter last year. The increase was due to higher commodity prices for beef, seafood, chicken and oils. The company continues to manage food costs by offering menu items and combination meals with favorable cost structures.

Payroll and related costs in the fourth quarter were 34.5 percent of restaurant sales, an increase of 0.4 percent, compared to the same quarter last year. The increase was due primarily to reduced sales and was offset by a continued focus on labor productivity.

Other operating expenses in the fourth quarter were 20.9 percent of restaurant sales, a decrease of 0.3 percent, compared to the same quarter last year. The decrease was due to lower utility and advertising costs.

General and administrative expenses in the fourth quarter were 6.6 percent of total sales, a decrease of 0.7 percent, compared to the same quarter last year due to lower bonus expense and professional and consulting fees.

2007 Fiscal Year Highlights:
•	On July 19, 2007 announced five year growth plan to build 45 to 50 stores.
•	Executed a new five year credit agreement that provides a $50 million revolving line of credit.
•	Store level profit increased to 17.4 percent in fiscal 2007 compared to 17.3 percent in fiscal 2006.
•	Income from operations was $16.3 million in fiscal 2007 compared to $16.0 million in fiscal 2006.
•
Third consecutive year of profitability, and first full year of income tax expense after exhausting net loss carry forwards in prior years. Income tax expense in fiscal 2007 was $6.3 million, compared to income tax benefit in fiscal 2006 of $4.5 million.

•	Spent $19.5 million in capital expenditures primarily on new store construction, land development and upgrades at existing stores.
•	Same-store sales declined $4.9 million, or 1.5 percent due primarily to declines in guest traffic partially offset by higher menu prices and more favorable menu mix.
•	Totals sales were $320.4 million in fiscal 2007 compared to $324.6 million in fiscal 2006.
•	Cash flow from operations was $33.6 million in fiscal 2007, compared to $25.6 million in fiscal 2006.
•	Celebrated Luby’s 60th anniversary of serving customers.

“Fiscal 2007 was an important year for Luby’s as we began a new growth phase in our business.  We all are excited about our plans to build and operate new Luby’s cafeteria style restaurants in growing areas of our existing markets and expand to new selected growth markets. In addition to new stores, we will continue to update our existing locations to further enhance the dining experience of our guests.  Our restaurant management team continues to focus on ensuring execution of Luby’s standards of food quality, service and profitability.  Despite lower restaurant sales in fiscal 2007, we grew our store level profit year over year,” said Mr. Pappas.

Company Outlook
The Company reaffirms its plan to build 4 to 6 stores in 2008 and 45 to 50 stores over the next five years. This guidance is based on a number of assumptions and may be impacted by any of the risk factors discussed in the Company’s SEC filings, including availability of new properties, unusual weather, possible building supply or personnel shortages, and other factors.

Conference Call
The company will host a conference call today at 4:00 p.m. Central Time, October 18, 2007, to discuss fourth quarter fiscal 2007 results. To access the call live, dial 866-271-6130 and use the participant pin code, Lubys, at least 10 minutes prior to the start time, or listen live over the Internet by logging on to http://www.lubys.com/06aboutusEvents.asp. A replay of the call will be available through October 25, 2007. The replay number is (888) 286-8010 and the pin code is 72391501, the webcast replay will also be available on the Company’s website at www.lubys.com.

Additional Information
While Luby's does not believe that this communication constitutes solicitation material in respect of its solicitation of proxies in connection with its 2008 Annual Meeting of Shareholders, under the rules of the SEC this communication may be deemed to be a solicitation by the Company. The Company will be filing a proxy statement concerning the solicitation of proxies by the board of directors in connection with the election of directors and other issues to be decided at the 2008 Annual Meeting of Shareholders. As required by the Securities and Exchange Commission ("SEC"), you are urged to read the proxy statement when it becomes available because it will contain important information. After it is filed with the SEC, you will be able to obtain the proxy statement free of charge at the SEC’s website (www.sec.gov). A proxy statement also will be made available for free to any shareholder of the Company who makes a request to the Corporate Secretary, at (713) 329-6800 or 13111 Northwest Freeway, Suite 600, Houston, Texas 77040.

Luby's and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders. Information regarding these persons will be included in the proxy statement concerning the solicitation of proxies by the board of directors in connection with the election of directors and other issues to be decided at the 2008 Annual Meeting of Shareholders. In addition, Luby's files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or from Luby's at www.lubys.com.

About Luby’s
Luby’s operates 128 restaurants in Austin, Dallas, Houston, San Antonio, the Rio Grande Valley and other locations throughout Texas and other states.  Luby’s provides its customers with quality home-style food, value pricing, and outstanding customer service. For more information about Luby’s, visit the Company’s website at www.lubys.com.

Consolidated Statements of Operations
(In thousands except per share data)

	Quarter Ended		Year Ended
	August 29,	August 30,	August 29,	August 30,
	2007	2006	2007	2006
	(112 days)	(112 days)	(364 days)	(364 days)
	(Unaudited)	(Unaudited)	(Unaudited)

Restaurant sales	$96,728	$99,070	$318,323	$324,640
Culinary contract services	1,576	—	2,064	—
TOTAL SALES	98,304	99,070	320,387	324,640
COSTS AND EXPENSES:
Cost of food	26,185	25,897	85,732	86,461
Payroll and related costs	33,382	33,826	108,381	112,220
Other operating expenses	20,252	20,981	69,212	69,839
Cost of culinary contract services	1,280	—	1,841	—
Depreciation and amortization	5,202	5,000	16,054	15,747
General and administrative expenses	6,497	7,242	21,841	22,373
Provision for asset impairments and restaurant closings	—	—	204	533
Net loss on disposition of property and equipment	223	1,178	774	1,508
Total costs and expenses	93,021	94,124	304,039	308,681
INCOME FROM OPERATIONS	5,283	4,946	16,348	15,959
Interest income	419	170	1,111	325
Interest expense	(310)	(281)	(892)	(1,022)
Other income, net	348	656	954	1,289
Income before income taxes and discontinued operations	5,740	5,491	17,521	16,551
Provision (benefit) for income taxes	2,485	(2,114)	6,274	(4,534)
Income from continuing operations	3,255	7,605	11,247	21,085
Discontinued operations, net of income taxes	(106)	(465)	(384)	(1,524)
NET INCOME	$3,149	$7,140	$10,863	$19,561
Income per share from continuing operations
- basic	$0.12	$0.29	$0.43	$0.81
- assuming dilution	0.12	0.28	0.41	0.77
Loss per share from discontinued operations
- basic	$—	$(0.02)	$(0.01)	$(0.06)
- assuming dilution	—	(0.02)	(0.01)	(0.06)
Net income per share
- basic	$0.12	$0.27	$0.42	$0.75
- assuming dilution	0.12	0.26	0.40	0.71
Weighted average shares outstanding:
- basic	26,157	26,062	26,121	26,024
- assuming dilution	27,153	27,169	27,170	27,444

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales.  Percentages may not add due to rounding.

	Quarter Ended		Year Ended
	August 29,	August 30,	August 29,	August 30,
	2007	2006	2007	2006
	(112 days)	(112 days)	(364 days)	(364 days)
	(Unaudited)	(Unaudited)	(Unaudited)

Restaurant sales	98.4%	100%	99.4%	100%
Culinary contract services	1.6%	—%	0.6%	—%
TOTAL SALES	100%	100%	100%	100%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)
Cost of food	27.1%	26.1%	26.9%	26.6%
Payroll and related costs	34.5%	34.1%	34.0%	34.6%
Other operating expenses	20.9%	21.2%	21.7%	21.5%
Store level profit	17.5%	18.6%	17.4%	17.3%

(As a percentage of total sales)
General and administrative expenses	6.6%	7.3%	6.8%	6.9%
INCOME FROM OPERATIONS	5.4%	5.0%	5.1%	4.9%

Consolidated Balance Sheets
(In thousands except share data)

	August 29,	August 30,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$17,514	$9,715
Short-term investments	8,600	—
Trade accounts and other receivables, net	1,657	1,461
Food and supply inventories	2,574	2,392
Prepaid expenses	1,398	1,609
Deferred income taxes	676	1,160
Total current assets	32,419	16,337
Property and equipment, net	185,983	183,990
Property held for sale	736	1,661
Deferred income taxes	—	3,600
Other assets	548	1,111
Total assets	$219,686	$206,699

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$12,882	$10,932
Accrued expenses and other liabilities	21,452	23,119
Total current liabilities	34,334	34,051
Other liabilities	7,088	7,089
Total liabilities	41,422	41,140
Commitments and Contingencies
SHAREHOLDERS' EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; Shares issued were 27,835,901 and 27,748,983 as of August 29, 2007 and August 30, 2006, respectively Shares outstanding were 26,159,498 and 26,072,580 as of August 29, 2007 and August 30, 2006, respectively	8,907	8,880
Paid-in capital	43,514	41,699
Retained earnings	161,447	150,584
Less cost of treasury stock, 1,676,403 shares	(35,604)	(35,604)
Total shareholders' equity	178,264	165,559
Total liabilities and shareholders' equity	$219,686	$206,699

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	August 29,	August 30,
	2007	2006
	(364 days)	(364 days)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,863	$19,561
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for asset impairments, net of gains/losses on property sales	820	1,871
Depreciation and amortization	16,054	15,755
Amortization of debt issuance cost	585	466
Non-cash compensation expense	221	191
Share-based compensation expense	921	435
Income tax expense (benefit)	4,135	(4,759)
Cash provided by operating activities before changes in operating assets and liabilities	33,599	33,520
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables, net	(196)	(1,310)
Increase in food and supply inventories	(182)	(177)
(Increase) decrease in prepaid expenses and other assets	230	(14)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	187	(6,424)
Net cash provided by operating activities	33,638	25,595
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from redemption/maturity of short-term investments	34,206	1,667
Purchases of short-term investments	(42,806)	—
Proceeds from disposal of assets and property held for sale	1,767	7,989
Purchases of property and equipment	(19,495)	(15,911)
Net cash used in investing activities	(26,328)	(6,255)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	—	2,000
Repayment of debt	—	(15,500)
Debt issuance costs	(41)	—
Proceeds received on exercise of employee stock options	530	1,086
Net cash (used in) provided by financing activities	489	(12,414)
Net increase in cash and cash equivalents	7,799	6,926
Cash and cash equivalents at beginning of year	9,715	2,789
Cash and cash equivalents at end of year	$17,514	$9,715
Cash paid for:
Income taxes	$477	$264
Interest	$158	$783

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements contained  in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including any statements regarding plans for expansion of the company’s business, scheduled openings of new units, the implementation of the Company’s five year growth plan, expectations concerning unit sales and investor returns, and expectations of industry conditions.

The company wishes to caution readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time to time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of the company.  The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our “forward-looking statements”: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of the company’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

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